UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

Valaris Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton, Bermuda HM 11

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value share	VAL	New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 7, 2023, Valaris Limited (the “Company”), Valaris Finance Company LLC (together with the Company, the “Issuers”) and certain subsidiary guarantors named therein (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which the Issuers agreed to sell $400 million in aggregate principal amount of additional 8.375% Senior Secured Second Lien Notes due 2030 (the “Additional Notes”) in a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Additional Notes will mature on April 30, 2030 and will be issued at 100.75% of par, plus accrued interest from April 19, 2023, for net proceeds of approximately $396 million, after deducting the Initial Purchasers’ discount, estimated offering expenses and accrued interest. The closing of the issuance of the Additional Notes is expected to occur on August 21, 2023, subject to customary closing conditions. The Company intends to use the net proceeds of the Offering to finance the aggregate purchase price of approximately $337 million (assuming a December 31, 2023 delivery date) for the drillships VALARIS DS-13 and VALARIS DS-14, which the Company intends to exercise its right to take delivery of on or prior to December 31, 2023, and for general corporate purposes. If the Company does not elect to exercise its right for either or both drillships, the Company intends to use the net proceeds of the Offering (not otherwise used to finance the purchase price of either drillship) for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the Issuers and the Guarantors and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

On August 7, 2023, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of the Additional Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Purchase Agreement, dated August 7, 2023, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the Offering.

99.1	Press Release issued by the Company on August 7, 2023, announcing the pricing of the Additional Notes.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris Limited

August 8, 2023	By:	/s/ Davor Vukadin
	Name:	Davor Vukadin
	Title:	Senior Vice President and General Counsel